UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2007

QUANTUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 700, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 1, 2007, Quantum Corporation, through one of its affiliates, sold all of the shares of Quantum Storage Solutions (M) Sdn. Bhd. (the “Company”) to Benchmark Electronics Netherlands Holding B.V. (the “Purchaser”), pursuant to a Sale and Purchase Agreement of Shares of Quantum Storage Solutions (M) Sdn. Bhd. (the “Agreement”). The Company, located in Penang Malaysia, conducts a manufacturing facility for tape drives, tape heads, tape automation and related products. Under the terms of the Agreement, Purchaser acquired the Company and substantially all of its personnel, and will manage and utilize the facility going forward, supplying products back to Quantum. Purchaser paid Quantum approximately $11.6 million for the Company, representing primarily the value of the inventory and fixed assets acquired, offset by assumed liabilities.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit	Description
	10.1	Stock Purchase Agreement, dated as of July 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated: July 6, 2007

EXHIBIT INDEX

Exhibit	Description
10.1	Stock Purchase Agreement, dated as of July 1, 2007